SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant /_/
Filed by a Party other than the Registrant /X/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                    SOUTHERN INDIANA GAS & ELECTRIC COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    SOUTHERN INDIANA GAS & ELECTRIC COMPANY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                   SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                             20 N.W. FOURTH STREET
                         EVANSVILLE, INDIANA 47741-0001



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held March 22, 1994






TO THE STOCKHOLDERS OF
SOUTHERN INDIANA GAS AND ELECTRIC COMPANY:


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SOUTHERN INDIANA GAS AND ELECTRIC COMPANY is called and will be held on Tuesday, the 22nd day of March, 1994, at 3:00 P.M., Central Standard Time, at the Company's Norman
P. Wagner Center Administration Building, One North Main Street, Evansville, Indiana, for the following purposes:

     1. To elect three directors of the Company to serve a term of three years and until their successors are duly elected and qualified;

     2.   To   consider  a  proposal   to  approve  a  Stock   Option  Plan  for
          implementation in 1994;

     3. To ratify the appointment of Arthur Andersen & Co., as the Company's auditors; and

     4. To transact any and all business in connection with the foregoing and any other business that may properly come before the meeting and any adjournment or adjournments thereof.


                                             By Order of the Board of Directors,


                                             A. E. Goebel
                                             Secretary

Evansville, Indiana
February 22, 1994



     It is important that your stock be represented at the meeting in order that a quorum will be assured. Stockholders, whether or not they expect to be present at the meeting, are requested to fill in, date and sign the enclosed proxy card and return it promptly in the accompanying addressed envelope, which requires no postage. If you attend the meeting and so request, the proxy will not be voted.

                           Location of March 24, 1994
                             Shareholders' Meeting










           (Printed version contains map showing location of meeting)















                       Norman P. Wagner Operations Center
                   Southern Indiana Gas and Electric Company
                          One N. Main Street 465-4153



          Parking for shareholders will be provided in the Employee and Visitor's parking lot on the corner of North Main and Division Streets. Please use the entrance marked "Main Street Entrance" on the above map. Entry to the building will be through the doors indicated by the arrow.

                   SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                             20 N.W. FOURTH STREET
                           EVANSVILLE, INDIANA 47741


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 22, 1994

     The management solicits your proxy for use at the annual meeting. Shares held in your name and represented by your proxy will be voted as you instruct if your proxy is duly executed and returned prior to the meeting. Shares represented by proxies that are returned signed but without instructions for voting will be voted as recommended by the management. Shares represented by proxies that are returned unsigned or improperly marked will be treated as abstentions for voting purposes. Abstentions and broker non-votes are not counted in the tally of shares voted at the meeting. You may revoke your proxy at any time before it is exercised by written notice to the Company, received prior to the time of the meeting, or orally at the meeting. Dissenting stockholders in connection with any item presented do not have rights of appraisal. The proxy and this statement were first mailed to stockholders on or about February 22, 1994.

     If you are a participant in the Company's Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan"), whole shares credited to your account in the Plan will be voted by the Plan Agent in accordance with a voting instruction form that will be furnished to you by the Plan Agent, provided the form is completed by you and returned to the Plan Agent. If the separate voting instruction form is returned signed but without instructions, your Plan shares will be voted in accordance with the recommendations of the Company's management. If the separate voting instruction form for the Plan shares is not returned to the Plan Agent or if it is returned unsigned or improperly marked, none of your Plan shares will be voted unless you vote in person. If you wish to vote the Plan shares in person, a proxy may be obtained upon written request received by the Plan Agent (Harris Trust & Savings Bank, Reinvestment Services, P.O. Box A3309, Chicago, Illinois 60690) at least 15 days prior to the meeting.


Matters to be Voted Upon

     As of this date, the only known business to be presented at the 1994 annual meeting of stockholders is (1) the election of three directors of the Company to serve for a term of three years and until their successors are duly elected and qualified, (2) the consideration of a proposal to approve a Stock Option Plan for implementation in 1994, and (3) the ratification of the appointment of Arthur Andersen & Co., as the Company's auditors for 1994. However, the enclosed proxy authorizes the proxy holders named therein to vote on all matters that may properly come before the meeting and it is the intention of the proxy holders to take such action in connection therewith as shall be in accordance with their best judgement. Only shares held by those present at the meeting or for which proxies are returned will be considered to be represented at the meeting. For the purpose of determining a quorum, all shares represented at the meeting are counted without regard to abstentions or broker non-votes as to any particular item.


Record Date

     The Board of Directors has fixed February 4, 1994, as the date for the determination of stockholders entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on February 4, 1994, will be entitled to vote at the meeting or at any adjournments thereof, unless the Board of Directors fixes a new record date for the adjourned meeting which it must do if the adjourned meeting date is after July 20, 1994.


Voting Securities

     The Company's voting securities outstanding on the record date consisted of 85,895 shares of 4.8% Preferred Stock, 25,000 shares of 4.75% Preferred Stock, 75,000 shares of 6.50% Preferred Stock, and 15,705,427 shares of Common Stock. Each share is entitled to one vote on each question presented to a vote of the stockholders at the meeting. However, unless the holder personally appears at the meeting, shares for which no proxy is returned (whether registered in the name of the actual holder thereof or in nominee or street name) will not be voted.

Cost and Method of Solicitation

     The cost of preparing, assembling, printing, and mailing this proxy statement, the enclosed proxy and any other material which may be furnished to the stockholders in connection with the solicitation of proxies for the meeting will be borne by the Company. In order to be assured that a quorum of outstanding stock of the Company will be represented at the meeting, proxies may be solicited by officers and regular employees of the Company, personally, by telephone, telegraph, fax, or mail, and if deemed advisable, the Company may also engage the services of Continental Stock Transfer & Trust Co., 2 Broadway, New York, New York 10004 and /or D. F. King & Co., Inc., 77 Water Street, New York, New York 10005. It is anticipated that the cost of such solicitations will not exceed $10,000 plus reasonable out-of-pocket expenses. The Company may also reimburse brokers, banks, nominees and other fiduciaries for postage and the reasonable clerical expense of forwarding the proxy material to beneficial owners of stock.


Security Ownership of Certain Beneficial Owners

     As of December 31, 1993, each of the following stockholders was known to the management of the Company to be the beneficial owner of more than five percent of the outstanding shares of any class of voting securities as set forth below.

                                                    Amount and
Title                                               Nature of         Percent
of                Name and Address of               Beneficial        of
Class             Beneficial Owner                  Ownership         Class
- -----             ---------------                   ----------        -----

Preferred Stock,  HAMAC & Co.                       15,000 Shares       8.1%
$100 Par Value    c/o Crestar Bank                  Registered Owner
                  Box 26246
                  Richmond, VA 23261

                  IDS Certificate Company           75,000 Shares      40.3%
                  c/o IDS Financial Services, Inc.  Registered Owner
                  3000 IDS Tower-10
                  Minneapolis, MN 55440

Item 1--Election of Directors

     The Board of Directors consists of 11 members of whom approximately one-third are elected each year to serve terms of three years or until the director's earlier retirement pursuant to the Board of Director's Retirement Policy. It is intended that the enclosed form of proxy will be voted for the election of Messrs. Ronald G. Reherman, Donald E. Smith, and James S. Vinson, all of whom are now members of the Board, for three-year terms or until the director's earlier retirement. In any election of directors, the persons receiving a plurality of the votes cast are elected to the vacancies to be filled.

     Each of the three nominees has signified his willingness to serve if elected. If, however, any situation should arise under which any such person should be unable to serve, the authority granted in the enclosed proxy card may be exercised by the proxy holders for the purpose of voting for a substitute nominee. Set forth below is information with respect to the nominees and the other members of the Board of Directors. If not otherwise indicated, the principal occupation listed for any individual has been the same for at least five years.


             The Board of Directors recommends a vote "for" all of
                           the nominees listed below.


Nominees for election for terms to expire in 1997

Ronald G. Reherman, 58, Chairman, President, and Chief Executive Officer of the Company since April 1991; President and Chief Executive Officer of the Company 1990-1991; President and Chief Operating Officer of the Company 1988-1990; Executive Vice President and General Manager of the Company 1985-1988. He is also a director of Ohio Valley Electric Corp., Indiana-Kentucky Electric Corp., National City Bancshares and the National City Bank of Evansville. He has been a director of the Company since 1985.

Donald E. Smith, 67, Chairman, President, and Chief Executive Officer of First Financial Corporation, Terre Haute, Indiana; Chairman, President, Chief Executive Officer, and director of Terre Haute First National Bank, Terre Haute, Indiana; President and director of Terre Haute Oil Corp., President and director of Princeton Mining Co. Inc., President and director of Deep Vein Coal Company;

and President and director of R. J. Oil Co., all of Terre Haute, Indiana; and a director of Blackhawk Coal Corporation. He has been a director of the Company since 1964.

James S. Vinson, 52, President and Professor of Physics at the University of Evansville in Evansville, Indiana since 1987. Vice President of Academic Affairs and Professor of Physics at Trinity University at San Antonio, Texas 1983-1987. He has been a director of the Company since 1989.


Current directors whose terms expire in 1995

Donald A. Rausch, 63, Chairman of the Board, President, and Chief Executive Officer, since 1990, of UF Bancorp, Inc., Evansville, Indiana; Chairman of the Board and President, since 1985, of Union Federal Savings Bank, Evansville, Indiana. He has been a director of the Company since 1982.

John H. Schroeder, 73, Chairman, since 1990, and President, 1952-1990, and director of Crescent Plastics Inc., Evansville, Indiana, manufacturers of plastic products. He is also Chairman and director of Cresline Plastic Pipe Co., Inc., and Wabash Plastics, Inc. He has been a director of the Company since 1982.

Richard W.  Shymanski,  57,  President,  since  1983,  of  Harding,  Shymanski &
Company, Professional Corporation, Certified Public Accountants, Evansville, Indiana. He has been a director of the Company since 1989.

Norman P. Wagner, 69, Chairman of the Board of the Company 1990-1991; Chairman and Chief Executive Officer of the Company 1988-1990; Chairman, President, and Chief Executive Officer 1986-1988. He is a director of CNB Bancshares, Inc. of Evansville. He has been a director of the Company since 1978.


Current directors whose terms expire in 1996

Melvin H. Dodson, 72, President, since 1958, and director of Dodson Engineering, Inc., Evansville, Indiana, consultants to the petroleum and natural gas industries. He has been a director of the Company since 1970.

Walter R. Emge, 71, President and director of Porca Company, of Fort Branch, Indiana, formerly Emge Packing Co., Inc. He has been a director of the Company since 1972.

Robert L. Koch II, 55, President and Chief Executive Officer of George Koch Sons, Inc., Evansville, Indiana, manufacturers of industrial painting systems and distributors of heating and air conditioning equipment. He is also a director of CNB Bancshares, Inc. of Evansville and Bindley Western Industries, Inc. of Indianapolis, Indiana. He has been a director of the Company since 1986.

Jerry A. Lamb, 59, Chairman of the Board of American Sheet Extrusion Corporation, Evansville, Indiana, manufacturers of plastic molded products. He is also a director of CNB Bancshares, Inc., of Evansville. He has been a director of the Company since January 1, 1993.

     Certain relationships and related transactions. Melvin H. Dodson is sole owner of Dodson Engineering, Inc. which firm in 1993 performed certain consulting and operational services relative to gas storage fields and oil producing properties for the Company, and is expected to perform such services in 1994. During 1993, the cost of such services was $216,710, which the Company believes to be a fair and reasonable price for the services rendered.

     Committees and meetings of the Board of Directors. The Board of Directors conducts its business through meetings of the Board and through its committees. The Board of Directors has established three standing committees, the Executive Committee, the Audit Committee, and the Compensation Committee. There are no nominating or other committees of the Board of Directors.

     The Executive Committee acts on behalf of the Board of Directors when the Board is not in session, except on those matters which require action of the full Board. The committee, which met 14 times in 1993, meets as required. The members of the committee are Ronald G. Reherman (Chairman), Melvin H. Dodson, Donald A. Rausch, John H. Schroeder, and Norman P. Wagner.

     The Audit Committee, which met twice in 1993, meets at least twice a year with the independent auditors of the Company and the internal auditing staff to review audit procedures and recommendations for improvements in internal controls. The members of this committee are Donald E. Smith (Chairman), Melvin
H. Dodson, Walter R. Emge, Jerry A. Lamb, and Donald A. Rausch.

     The Compensation Committee, which met three times in 1993, advises and recommends to the Board of Directors the salaries to be paid to the Chairman of the Board (when also serving as an employee of the Company), the Chief Executive Officer, the President, the Chief Operating Officer, and the Chief Financial Officer. The committee also administers the Company's Corporate Performance Plan. The members of this committee are Richard W. Shymanski (Chairman), Robert
L. Koch II, John H. Schroeder, James S. Vinson, and Norman P. Wagner.

     The Board of Directors had 13 meetings during 1993. No director attended fewer than 75 percent of the Board of Directors meetings or the aggregate of such meetings and meetings of the committees of the Board of which he is a member.

     Compensation of directors. Each non-employee member of the Board of Directors is paid an annual fee of $12,000 plus $600 for each meeting attended. Each non-employee director is paid $600 for each meeting of the Executive, Audit or Compensation committees attended. Directors are reimbursed for ordinary expenses incurred in performance of their duties.


Security Ownership of Directors and Executive Officers

The following table shows the beneficial ownership, reported to the Corporation as of December 31, 1993, of Common Stock of the Company, by each director, the Chief Executive Officer, and each of the other executive officers named in the Compensation Table found under "Executive Compensation" below. Also shown is the total ownership for such persons and other executive officers of the Company as a group. No member of the group is the beneficial owner of any of the Company's Preferred Stock.

                                                      Amount and Nature of Beneficial Ownership (2)
                                            ----------------------------------------------------------------
Name of Beneficial Owner (1)                Direct           Indirect           Total       Percent of Class
- -------------------------                   ------           --------           -----       ----------------
Melvin H. Dodson.........................   30,400             2,066           32,466              0.21%
Walter R. Emge...........................    4,533                --            4,533              0.03
Robert L. Koch II........................    1,777                --            1,777              0.01
Jerry A. Lamb............................      500                --              500                --
Donald A. Rausch.........................    5,409                --            5,409              0.03
Ronald G. Reherman.......................    5,766               373            6,139              0.04
John H. Schroeder........................   13,854             1,421           15,275              0.10
Richard W. Shymanski.....................      932             3,376            4,308              0.03
Donald E. Smith (3)......................   10,947               803           11,750              0.07
James S. Vinson..........................      137                --              137                --
Norman P. Wagner.........................    3,737            13,461           17,198              0.11
Andrew E. Goebel.........................    3,296                --            3,296              0.02
J. Gordon Hurst..........................    1,296                --            1,296              0.01
All of the above and other
executive officers as a group (15).......                                     104,901              0.67

- -----------
(1) Beneficial ownership includes those shares over which an individual has sole or shared voting, or investment powers, such as shares in which the spouse, minor children or other relatives living in the home of the named person have a beneficial interest and shares held in the Company's Automatic Dividend Reinvestment and Stock Purchase Plan and other trust accounts.

(2) Includes shares held jointly or in other capacities, as to which in some cases beneficial ownership is disclaimed.

(3) Donald E. Smith is a director and President of Princeton Mining Company, which owns 240,124 shares of the Company's Common Stock; director and President of R. J. Oil and Refining Co., Inc., which owns 86,221 shares of the Company's Common Stock; director of Blackhawk Coal Corporation, which owns 125,733 shares of the Company's Common Stock; Chairman, CEO, President and director of Terre Haute First National Bank, which holds 27,848 shares of the Company's Common Stock as trustee; and President and director of Terre Haute Oil Corporation, which owns 2,133 shares of the Company's Common Stock. The aggregate number of such shares represents 3.07 percent of the Company's Common Stock outstanding.


Item 2--Approve Adoption of Stock Option Plan

     The Company's Board of Directors believes that the future growth and profitability of the Company depends, in large measure, on its ability to retain and motivate key employees. To further this goal, and to relate the compensation of such key employees directly to the returns realized by shareholders, the Board has adopted the Southern Indiana Gas and Electric Company 1994 Stock Option Plan (the "Stock Option Plan") subject to approval of the Stock Option Plan by the Company's shareholders and, to the extent authorized but unissued stock is used, the approval of the issuance of Common Stock under the Stock Option Plan by the Indiana Utility Regulatory Commission ("IURC").

     The Stock Option Plan is intended to promote the interests of the Company, its shareholders and its customers by ensuring continuity of management and increased incentive on the part of officers and other key employees of the Company responsible for major contributions to effective management, through facilitating their acquisition of equity interests in the Company. Accordingly, the Board recommends that the Company's shareholders approve adoption of the Stock Option Plan, the text of which is attached as Exhibit A to this Proxy Statement.

     Summary of the Stock Option Plan. The Stock Option Plan authorizes the granting of options to purchase up to 500,000 shares of the Company's Common Stock to officers and key employees of the Company and its subsidiaries. Options granted under the Stock Option Plan may constitute incentive stock options ("ISOs") (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("NSOs") (collectively, "Options").

     Common Stock issued pursuant to the Stock Option Plan may be either authorized but unissued Common Stock or reacquired Common Stock, or both. The Stock Option Plan will be administered by the Compensation Committee, consisting of at least three Directors of the Corporation, no member of which may be an employee of the Corporation or a subsidiary or shall have been eligible within one year prior to the director's appointment to receive an Option under the Stock Option Plan or any other plan of the Company or its subsidiaries under which participants are entitled to receive Common Stock (except as permitted by Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934).

     The Compensation Committee will determine the employees to whom grants of Options will be made under the Stock Option Plan, the number and terms of the Options to be granted to each employee selected, the time or times when Options will be granted, the period during which Options will be exercisable, and the exercise price per share of Common Stock. The exercise price may not be less than the fair market value of a share of Common Stock at the date the Option is granted. The aggregate fair market value, determined on the date of grant, of shares with respect to which ISOs are granted which are exercisable for the first time by an employee during any calendar year under the Stock Option Plan and any other plan of the Company or its subsidiaries may not exceed $100,000. No officer or key employee is eligible to receive an ISO if he or she owns stock (including stock the ownership of which is attributed to him or her pursuant to Section 424(d) of the Code) possessing more than 10 percent of the total voting power of all classes of stock of the Company or a subsidiary.

     The Option exercise price will be payable by the optionee in cash or by tendering to the Company previously acquired shares of Company common stock, or by any combination of cash and stock, including, if arranged through a broker, cash related to a proposed sale of Option shares. Options granted to an employee under the Stock Option Plan may not be transferred by the employee otherwise than by will or by the laws of descent and distribution, and such Option may be exercisable during such person's lifetime only by the employee or his or her guardian or personal representative.

     The terms of an Option may provide that it will be or become exercisable at such times or upon such events as the Compensation Committee may specify; provided, however, that except in the case of disability of the optionee after grant, no option will be exercisable during the six-month period following its grant. No Option may be exercisable after the expiration of ten years from the date such Option is granted. The terms of an Option may provide that it is exercisable only in specified installments during the Option period but in that case may also provide that it will nevertheless become exercisable in full upon the happening of certain events.

     If an optionee's employment with the Corporation or a subsidiary terminates for any reason (other than the Optionee's death, disability or retirement or upon the Company's termination of the optionee's employment for cause), the Option granted to such person will, except as otherwise provided by the Compensation Committee, expire on the date of such other termination of employment. In the event of termination for cause, the Option will terminate upon receipt of notice of such termination. In the event an optionee's employment terminates due to retirement or disability, ISO's will terminate 3 months after such termination in the case of retirement and 12 months after such termination in the case of disability, and NSO's will terminate 5 years after such termination or, in each case, on their respective expiration dates, if earlier. Upon the death of an Option holder, the Option will terminate on the earlier of the Option's expiration date or one year from date of death.

     The Compensation Committee may, from time to time, grant dividend equivalents in respect of Options, crediting a grantee with an amount equal to the amount of cash or stock dividends that would have been paid on the shares covered by the Option if the covered shares had been issued and outstanding on a given record date. Such dividend equivalents will be paid only in cash.

     The Stock Option Plan provides that, if there occurs a change in the number of outstanding shares of Common Stock by reason of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or other change in the corporate structure of the Company, the Compensation Committee may make such adjustments, if any, as are appropriate in the number and kind of shares that may be issued under the Stock Option Plan, including in the number and kind of shares which are subject to outstanding Options, or in the Option price thereof.

     The Board may discontinue the Stock Option Plan at any time and may from time to time amend or revise the terms of the Stock Option Plan as permitted by applicable statutes, except that it may not revoke or alter in a manner unfavorable to the Option holders, any Options then outstanding, or amend the Stock Option Plan without shareholder approval so as to materially: (i) increase the benefits accruing to participants under the Stock Option Plan; (ii) increase the number of securities which may be issued under the Stock Option Plan; (iii) modify the requirements as to eligibility for participation in the Stock Option Plan; or (iv) increase the cost of the Stock Option Plan to the Company.

     The Stock Option Plan will terminate on December 20, 2003 unless terminated earlier by action of the Board. As of February 4, 1994, the market price of the Company's common stock was $305/8 per share.

     It is not possible at this time to determine the Options that may be granted to the Company's Executive Officers under the Stock Option Plan.

     Federal income tax consequences. Under the present provisions of the Code, the Federal income tax consequences of the Stock Option Plan are summarized as follows:

          1. With respect to NSOs: The granting of an NSO to an employee will not result in taxable income to the employee or a deduction in computing the income tax of the Company or any subsidiary. Upon exercise of an NSO, the excess of the fair market value of the shares acquired over the Option price is (a) taxable to the optionee as ordinary income and (b) deductible in computing the Company's income tax, subject to satisfying applicable withholding requirements and general rules relating to reasonableness of compensation.

          2. With respect to ISOs: An optionee will not be deemed to receive any income at the time an ISO is granted or exercised, although the exercise may give rise to alternative minimum tax liability for the optionee. If an optionee does not dispose of the shares acquired on exercise of an ISO within the two year period beginning on the day after the day of the grant of the ISO or within the one year period beginning on the day of the transfer of the shares to him or her, under present Federal income tax law the gain (if any) on a subsequent sale (i.e., the excess of the proceeds received over the option price) will be long-term capital gain and any loss he or she may sustain on such sale will be treated as a long-term capital loss.

     If the optionee disposes of the shares within the two year or one year period referred to above, the disposition is a "disqualifying disposition," and the optionee will generally realize ordinary income taxable as compensation in the year of the disqualifying disposition to the extent of the excess of the fair market value of the shares on the date of purchase over the option price, and the balance, if any, will be long-term or short-term capital gain depending, generally, on whether the shares were held more than one year. To the extent the optionee recognizes compensation income with respect to a disqualifying disposition, the Corporation will be entitled to a corresponding deduction.

     Required votes. Provided a majority of shares entitled to vote are present at the meeting, the affirmative vote of the holders of a majority of the shares voted at the meeting is required to approve the adoption of the Stock Option Plan.

          The Board of Directors recommends a vote "for" this proposal.

Executive Compensation

     General. The following table sets forth compensation paid by the Company to each of the executive officers of the Company during the past three years whose total cash compensation for the calendar year 1993 exceeded $100,000.


                           Summary Compensation Table

          (a)                                  (b)         (c)         (d)            (e)              (f)
                                                    Annual Compensation
                                              ------------------------------
                                                                                    Long-Term       All Other
Name and Principal Position                   Year       Salary     Bonus (1)  Compensation (2)   Compensation
- ---------------------------                   ----       -------    --------   ----------------   ------------
Ronald G. Reherman                            1993      $275,250      $25,720        None           $ 1,700(3)
Chairman of the Board                         1992       252,575       23,500        None            11,300(3)
President and Chief Executive Officer         1991       229,010       30,938        None            17,400(3)

Andrew E. Goebel                              1993       150,542       21,750        None              None
Senior Vice President, Chief Financial        1992       143,646       13,850        None              None
Officer, Secretary and Treasurer              1991       136,781       19,538        None              None

J. Gordon Hurst                               1993       133,708       18,750        None              None
Senior Vice President                         1992       122,292       11,200        None              None
and General Manager of Operations             1991       109,917       15,300        None              None

- -----------

(1) These amounts are cash awards under the Corporate Performance Plan based on performance for the prior plan year as described in the report of the Compensation Committee below.

(2) The Company had no long-term compensation plans during any of the last three years and no award or payment of restricted stock, options, stock appreciation rights, or cash, or any other form of long-term compensation, for or during these years. See "Compensation Committee Report on Executive Compensation," beginning on page 8, and the information provided under Item 2, for a discussion of a Stock Option Plan applicable to certain officers, staff and managers of the Company.

(3) Amounts listed represent directors fees. Pursuant to a Board of Directors policy adopted in 1991, directors fees to employee directors have been phased out over a three-year period ending February 28, 1993.

     Change of control agreements. In order to insure the Company of continuity of management and operations in the event of a change of control of the Company, agreements have been entered into between the Company and all of the officers named in the compensation table above. The agreements provide for the continuation of salary of the named officers for the lesser of a period of three years, or until retirement age, at their existing compensation levels in the event of a change of control of the Company.

     Retirement plans. All officers participate in the Company's trusteed, non-contributory tax-qualified Pension Plan for Salaried Employees (the "Pension Plan"). Retirement income, as defined in the Pension Plan, is based on an employee's average monthly earnings during the highest-paid five consecutive years in the Pension Plan of the employee's final 10 years of continuous service prior to retirement or other termination of employment and is calculated in two increments: 1.33 percent of such average monthly earnings for each year of accredited service or part thereof up to a maximum of 30 years; plus .67 percent of such average monthly earnings for each year of accredited service or part thereof in excess of 30 years to a maximum of 10 years. Earnings do not include compensation received under the Company's Corporate Performance Plan. Amounts payable under the Pension Plan are not subject to social security or other offset.

     The years of service in the Pension Plan credited to officers named in the compensation table above are R. G. Reherman-30 years, 6 months; A. E. Goebel-21 years, 1 month; and J. G. Hurst-24 years.

     The following table illustrates the estimated retirement income payable under the Pension Plan, based on the specific remuneration levels and years of service classification shown.

                                          Pension Plan Table

                                                           Years of Service
                                 ---------------------------------------------------------------------
   Covered
Remuneration                         15            20             25            30             35
- ------------                      --------      --------       --------      --------       --------
 $100,000...................      $19,950        $26,600        $33,250      $39,900         $43,260
  125,000...................       24,940         33,250         41,560       49,875          54,060
  150,000* and above........       29,925         39,900         49,875       59,850          64,870

- ---------
* As of January 1, 1994,  the OMNIBUS  Budget  Reconciliation  Act of 1993 (OBRA
  '93)  limited  annual   compensation  to  $150,000  for  purposes  of  pension
  calculations under tax-qualified pension plans.

     The Company has a non-qualified Supplemental Retirement Plan (the "Supplemental Plan') covering certain senior officers of the Company who qualify under the applicable length of service and other eligibility provisions. It is presently anticipated that Mr. Goebel and Mr. Hurst will qualify for benefits under the Supplemental Plan. The Supplemental Plan provides for supplemental retirement income to be paid such that, when combined with benefits receivable under the Company's Pension Plan, total retirement benefits paid will be equal to 50 percent of the average of the senior officer's final three years base salary excluding bonuses. In the case of death, survivor benefits are payable to surviving spouses, if any, at an actuarially adjusted level. The Company has entered into an agreement with Mr. Reherman that is similar to the Supplemental Plan except that the retirement income paid is equal to 60 percent of his highest annualized salary as Chief Executive Officer of the Company. The Company has purchased life insurance on the participants sufficient in amount to fund actuarially all of the future liabilities under the Supplemental Plan and the agreement.

     Death benefit plan. The Company has a Supplemental Post Retirement Death Benefits Plan for officers and other senior executives to provide retired participants with the equivalent of 25-35 percent of the pre-retirement group life insurance benefit under the Company's group insurance plan for salaried employees. The Company has purchased insurance on the lives of the participants, which is projected to allow the Company to recover the entire cost of this plan.

     Stock Option Plan. The Southern Indiana Gas and Electric Company 1994 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors at its meeting held December 21, 1993, subject to shareholder approval and any necessary regulatory approval. (The Option Plan is being submitted to a vote of shareholders at this year's Annual Meeting.) No options will be granted unless and until shareholder approval has been obtained and no securities or cash were realized by participants during the year 1993. (See Item No. 2 on pages 5-6 for additional information.)

Compensation Committee Report on Executive Compensation

     The Company's Executive Compensation Program is administered and monitored by the Compensation Committee of the Board of Directors. The main objectives of the program are:

     o    attract and retain an outstanding management team,

     o    motivate and reward outstanding performance results, and

     o focus attention on plans, goals, and initiatives which enhance value to the shareholders and customers of the Company.

     Prior to 1994, the executive compensation program consisted of two elements: base salaries, and an annual Corporate Performance Incentive Plan. During 1993, the Compensation Committee and the Board of Directors approved a long-term stock option plan, effective January 1, 1994, subject to approval by the shareholders of the Corporation and any necessary regulatory approval. In addition, several changes were made to the annual Corporate Performance Incentive Plan for implementation during the 1994 plan year and beyond. These matters are discussed below.

     Base Salary Plan. The Compensation Committee determines the annual base salaries for the Company's mandatory officers and the salary ranges for all officer positions. The determination of officer salaries and salary ranges is based upon competitive norms (averages) for similar positions in reasonably comparable electric and combination utility companies. The Company retains an independent consultant to provide such information to the Compensation Committee.

     Adjustments to actual base salaries take into consideration two key variables: 1) the performance of the officer, and 2) the level of actual salary compared with the midpoint of the applicable salary range, where midpoint is defined as the competitive salary norm for the position. In general, individuals whose performance is deemed fully competent over several years would be expected to achieve a base salary at the midpoint level.

     Corporate Performance Incentive Plan. The annual Corporate Performance Incentive Plan (the "Performance Plan") provides for the payment of additional compensation contingent upon the achievement of certain specific stockholder and customer-related goals. Approximately 25 officers and senior management personnel participate in the Performance Plan. Goal achievement is primarily judged on a comparison with the results of ten similar companies in five critical results areas as set forth in the table on page 10. In addition, plan participants are also judged on their achievement of specific individual goals which are developed in support of corporate objectives. These individual goals are often, but not exclusively, related to the implementation of initiatives contained in the Company's long-term strategic plan.

     Through the 1993 Performance Plan year, payments, if any, could amount to 5-25 percent of base salary on an individual basis. During 1993, the Compensation Committee approved a plan design change in potential award levels for the three senior officers of the Corporation. Beginning in 1994, the award, if any, for the chief Executive Officer can amount to 20-30 percent of base salary, and the awards, if any, for the two senior vice presidents can amount to 10-30 percent of base salary. These changes were made to bring the Performance Plan into closer alignment with competitive norms which recognize the greater responsibilities of senior officers of the corporation. Total payments, if any, under the Performance Plan are limited in the aggregate to one and one-half percent of net income of the Company earned during the Performance Plan Year.

     In  addition,  the  Performance  Plan for 1994 and  beyond  was  revised to include comparison of five-year cumulative total return as a corporate performance measure replacing three year annual net income growth. The
Compensation Committee believes this new performance measure provides a better and broader gauge of shareholder value, and is more in keeping with the spirit and intent of the required performance graph included herein.

     The Company retains an independent consultant to assist in the process of goal formulation and to provide an independent assessment of goal achievement to the Compensation Committee at the end of each Performance Plan year. The annual awards under the Performance Plan for years 1991, 1992, and 1933 are shown in column (d) of the Summary Compensation Table.

     Long-Term Stock Option Plan. During 1933, the Compensation Committee and the Board of Directors adopted a long-term stock option plan, effective January 1, 1994, subject to approval by the Company's stockholders and any necessary regulatory approval. The Compensation Committee believes that stock options provide a desirable method of long-term compensation because they closely align the interests of management with long-term shareholder value. They also encourage equity ownership in the Company by plan participants.

     If approved by shareholders, it is anticipated that stock option grants will be awarded to approximately 25 officers and senior management personnel of the Company. A description of the Long-Term Stock Option Plan is provided herein.

     Discussion of CEO Pay. Consistent with overall executive compensation program philosophy, the Compensation Committee structured the CEO's total compensation during 1993 based on the overall performance of the Company, competitive pay levels for CEO's in the utility industry, and a multi-year plan for the CEO to achieve a base salary level at or about the established midpoint for the position.

     During  1993,  the  Compensation   Committee  took  the  following  actions
regarding the CEO:

          1. Increased base salary to $280,000 per year. This represented an increase of 8.9%, but is still below the midpoint of the salary range. Assuming continued favorable corporate performance, it is anticipated that midpoint salary level will be achieved within two more years.

          2. Provided a cash incentive of $25,720, based on results achieved under the Corporate Performance Incentive Plan.

     During the Performance Plan year, SIGECO's performance as measured against its ten company comparison group resulted in the following:



Key Performance Index                            Objective   SIGECO Rating
- --------------------------------------------------------------------------------

Market to Book Ratio                             Highest     2nd best (highest)

3-Year Average Annual Net Income Growth          Highest     8th best (highest)

Electric Revenue per Kwh                         Lowest      2nd best (lowest)

Gas Revenue per Mcf                              Lowest      2nd best (lowest)

3-Year Average Annual Growth of Net              Lowest      7th best (lowest)
Operating Expense per Customer




     Under the Performance Plan formula, these performance ratings earned a threshold incentive award of 10% of base salary for the CEO.

     Compensation Committee

                 R. W. Shymanski, Chairman           J. S. Vinson
                 R. L. Koch II                       N. P. Wagner
                 J.H. Schroeder

Performance Comparisons

     As required by the Securities and Exchange Commission, set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Company's common stock, assuming reinvestment of all dividends, against the cumulative total return of the S & P Composite 500 Stock Index and the S & P Utilities Index, over the past five years.


                Comparison of Five-Year Cumulative Total Return


                               1988   1989   1990   1991   1992   1993
                               ----   ----   ----   ----   ----   ----
          SIGECO ...........    100    116    128    187    197    206
          S&P 500 ... ......    100    132    131    166    178    197
          S&P Utilities ....    100    147    143    164    178    203

           (this table appeared as a line chart in the printed proxy)

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee were employees or officers of the Company at the time of their committee action. Mr. Wagner was formerly an officer of the Company, as described on page 3 under "Election of Directors." He also serves as non-employee Chairman and Chief Executive Officer of the Company's subsidiary, Southern Indiana Properties, Inc. It is the opinion of the Board of Directors that Mr. Wagner's years of experience in the industry and familiarity with industry practices provides valuable insight to the Compensation Committee in the discharge of its duties.

     Mr. Goebel, an executive officer of the Company, is a member of the Board of Directors of UF Bancorp, Inc., of which Mr. Rausch is Chairman, President and Chief Executive Officer.


Item 3-Ratification of Appointment of Auditors

     It is intended that, unless otherwise specified by the stockholders, votes will be cast pursuant to the proxies hereby solicited in favor of the ratification of the appointment by the Company's Board of Directors of Arthur Andersen & Co. as independent auditors of the Company for the year 1994. The Arthur Andersen firm has acted for the Company in this capacity since 1918. The Company is advised that neither the firm nor any of its partners has any financial interest in or any connection with the Company except in the capacity of the Company's auditors. A representative of Arthur Andersen & Co. will attend the annual meeting of stockholders and will be available to answer any questions and may make a statement if he so desires.


          The Board of Directors recommends a vote "for" ratification of the appointment of auditors.

Stockholders Proposals

     Proposals by stockholders to be presented at the next annual meeting of stockholders to be held on March 28, 1995 must be received by the Company on or before October 25, 1994 for inclusion in the Company's Proxy Statement relating to such matters.

                                 By Order of the Board of Directors,




                                 A.E. Goebel, Secretary



Evansville, Indiana
Date:  February 22, 1994

                                                                       EXHIBIT A


                    SOUTHERN INDIANA GAS & ELECTRIC COMPANY
                             1994 STOCK OPTION PLAN


I. Purpose

     The purposes of Southern Indiana Gas & Electric Company's 1994 Stock Option Plan (the "Plan") are to promote the long-term success of Southern Indiana Gas & Electric Company (the "Company") and its subsidiaries, and to attract, retain, and motivate key employees while creating a long-term mutuality of interest with shareholders by encouraging and enabling stock ownership.


II. Administration

     (a) The Plan shall be administered by the Compensation Committee (the "Committee"), consisting of three or more non-employee members of the Board of Directors of the Company (the "Board"), all of whom shall be "disinterested persons" as such term is defined in the rules of the Securities and Exchange Commission, as amended from time to time.

     (b) The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select the employees to be granted options, to determine the size and terms of the options to be granted to each employee selected, to determine the time when options will be granted, the period during, and the events upon which, options will be exercisable, and to prescribe the form of the agreements embodying options granted under the Plan. The Committee shall be authorized to interpret the Plan and the options granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent the Committee deems necessary or desirable to place it into effect.

     (c) The Committee shall maintain a written record of its proceedings. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.


III. Eligibility For Award

     Key employees of the Company or any subsidiary of the Company are eligible to receive options under the Plan.


IV. Allotment of Shares

     Shares of common stock of the Company to be issued under the Plan shall be made available, at the discretion of the Board and subject to any necessary regulatory approval, either from authorized but unissued shares or from issued shares reacquired by the Company. Subject to provisions of Section IX hereof, the aggregate number of shares of common stock that may be issued under the Plan shall not exceed 500,000 shares. Where options are for any reason cancelled, or expire or terminate unexercised, the shares covered by such option shall again be available for grant of options within the limits provided by the preceding sentence. Options may be allotted to eligible employees at such times and in such amounts as the Committee, in its sole discretion, may determine, provided, however, that in the case of options which are intended to be incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"):

     (i) the option holder, at the time the option is granted, shall not own common stock equaling more than 10% of the total combined voting power of all classes of stock of the Company, and

    (ii) the aggregate Fair Market Value (determined at the time the option is granted) of the stock with respect to which the options are exercisable for the first time by an individual during any calendar year (under all such plans of the Company and any parent or subsidiary corporations) shall not exceed $100,000.

V. Granting of Options

     All options granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall determine in each case whether the options are Incentive Stock Options or Nonqualified Stock Options. All options granted under the Plan shall be subject to the following terms and conditions:

     (a) Option Price. The Committee shall determine the option price per share with respect to each option granted; provided, however, the option price shall not be less than 100% of the Fair Market Value of the common stock at the date the option is granted.

     (b) Period of Option. Unless a shorter period is fixed by the Committee or another provision of this Plan, each option may be exercised during a period of ten years from the date the option was granted.

     (c) Payment. The option price shall be payable (i) in cash, (ii) by tender to the Company of shares of Company stock owned by the option holder,
          (iii) by delivery (in form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee to (x) sell shares subject to the option and to deliver all or a part of the sales proceeds to the Company in payment of all or a part of the purchase price and withholding taxes due or (y) pledge shares subject to the option to the broker as security for a loan and to deliver all or a part of the loan proceeds to the Company in payment of all or a part of the purchase price and withholding taxes due, or (iv) by any combination of the foregoing. No shares shall be issued until full payment has been made or satisfactorily arranged for. A holder of an option shall have none of the rights of a shareholder until the shares are issued.

     (d) Exercise of Options. The shares covered by an option may be purchased on such installments and on such exercise dates as the Committee may determine, provided, however, that no option shall become exercisable until at least six months after grant unless disability of the option holder occurs before the expiration of the six-month period. Any shares not purchased on the applicable exercise date may be purchased thereafter at anytime prior to the final expiration of the option. In no event shall any option be exercisable after the expiration of ten years from the date upon which the option was granted. Each option shall become exercisable according to terms set by the Committee at the time of grant, except as specified in Section VII (Acceleration of Exercisability on Change of Control). The Committee may direct that an option become exercisable in installments, which need not be annual installments, over a period which may be less than the term of the option. At such time as an installment shall become exercisable, it may be exercised at anytime thereafter in whole or in part until the expiration or termination of the option. The Committee may, in its sole discretion, prescribe shorter or longer time periods and additional requirements with respect to exercise of an option.

     (e) Nontransferability of Options. An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only by such employee, or his or her guardian or legal representative.

     (f) Termination of Employment. Upon the termination of an option holder's employment (for any reason other than retirement, disability, death or termination for willful or gross misconduct), all rights under the Plan will expire immediately on date of such termination. If an option holder's employment is terminated for willful or gross misconduct, as determined by the Board, all rights under the option shall expire upon receipt by the option holder of the notice of such termination.

     (g) Retirement or Disability of an Option Holder. In the event of an option holder's disability (within the meaning of Section 22(e)(3) of the Code) or retirement as an employee, option privileges shall apply to those shares immediately purchasable at the date of separation from service. The Committee, in its sole discretion, may provide that any options outstanding but not yet exercisable upon date of such separation from service of the option holder may become exercisable in accordance with a schedule determined by the Committee; provided, however, that in the event of retirement no options shall become exercisable until at least six months after grant. Option privileges under Incentive Stock Options shall expire unless exercised within three months from the date of separation in the case of retirement, or within twelve months in the case of disability, but no later than the date on which the option terminates. Option privileges under Nonqualified Stock Options shall expire unless exercised within five years from the date of separation, but no later than the date on which the option terminates.


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

     (h) Death of Option Holder. Upon the death of an option holder, option privileges shall apply to those shares which were immediately purchasable at the time of death. Option privileges shall expire unless exercised by legal representatives or beneficiaries within one year after the date of the employee's death, but no later than the date on which the option terminates.


VI. Cash Payment

     The Committee may, from time to time, grant or provide for the grant of dividend equivalents in respect of options. In respect of any such option that is outstanding on a dividend record date for shares covered by the option, the optionee may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares covered by the options if the covered shares had been issued and outstanding on the dividend record date. Subject to the terms of this Plan and any applicable option agreements, the Committee shall establish rules and procedures governing the crediting of dividend equivalents, including the timing and payment contingencies that apply to the dividend equivalents, as the Committee deems necessary or appropriate and which shall comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and other applicable law. Dividend equivalents shall be paid only in cash.


VII. Acceleration of Exercisability on Change of Control

     Upon a Change of Control of the Company, all options theretofore granted and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time in accordance with the provisions of the Plan relating to periods of exercisability and to termination of employment.

     A "Change of Control" shall be deemed to have occurred if:

     (i) any individual, firm, trust, partnership, association, corporation or other entity becomes the beneficial owner, directly or indirectly, of 20% or more of the outstanding voting stock of the Company, provided, however, that such an event shall not constitute a Change of Control if such shareholder has established an agreement with the Company, approved by the Board, which materially restricts the right of such shareholder to direct or influence the management or policies of the Company; or

    (ii) in any solicitation of proxies from the security holders of the Company for the election of directors, proxies are solicited by or on behalf of a person or entity other than the Board and, upon the conclusion of such solicitation, nominees of such person or entity are elected to one-half or more of the then available positions on the Board.

     The merger or consolidation of the Company with any other entity shall not, as such, be regarded as a Change of Control for the purposes of this Plan. The effect of such a merger or consolidation shall be determined by the provisions of this Section.


VIII. Fair Market Value

     "Fair Market Value" shall mean the value of a share of common stock on a particular date, determined as follows: (i) if the common stock is not listed on such date on any national securities exchange, the average between the highest "bid" and lowest "offered" quotations of a share on such date (or, if none, on the most recent date on which there were bid and offered quotations of a share, as reported by the National Association of Securities Dealers Automated Quotations System, or other similar service selected by the Committee; (ii) if the common stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, the fair market value of a share on such date as determined in good faith by the Committee; or (iii) if the common stock is listed on such date on one or more national securities exchanges, the last reported sale price of a share on such date as recorded on the composite tape system, or, if such system does not cover the common stock, the last reported sale price of a share on such date on the principal national securities exchange on which the common stock is listed or, if no sale of common stock took place on such date, the last reported sale price of a share on the most recent day on which a sale of a share took place as recorded by such system or on such exchange, as the case may be.



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

IX. Adjustment in the Event of Recapitalization

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Company, the Committee shall make such adjustments, if any, as are appropriate in the number and kind of shares that may be issued under the Plan, in the number and kind of shares covered by the options granted and in the option price.


X. Amendments and Discontinuance

     The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the holders, any options then outstanding, or amend the Plan without shareholder approval so as to materially: (i) increase the benefits accruing to participants under the Plan; (ii) increase the number of securities which may be issued under the Plan;
(iii) modify the requirements as to eligibility for participation in the Plan; or (iv) increase the cost of the Plan to the Company.


XI. Compliance With Rule 16b-3

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, if permitted by law and deemed advisable by the Committee.


XII. Miscellaneous

     By accepting any benefits under the Plan, each option holder and each person claiming under or through such optionee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made or to be taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board. No option holder or any person claiming under or through him or her shall have any right or interest, whether vested or otherwise, in the Plan or in any option, unless and until all of the terms, conditions and provisions of the Plan and the related option agreement that affect such option holder or such other person shall have been complied with. Nothing contained in the Plan or in any agreement shall require the Company to segregate or earmark any cash or other property. Neither the adoption of the Plan nor its operation shall in any way affect the rights and powers of the Company or any of its subsidiaries to dismiss and/or discharge any employee at any time.

     The provisions of the Plan shall take precedence over any conflicting provision contained in an option. The Plan shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Indiana. If any term or provision of the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions will remain in full force and effect and will in no way be affected, impaired or invalidated.


XIII. Withholding Obligations

     (a) As a condition to the delivery of any shares pursuant to the exercise of an option, the Committee may require that the optionee, at the time of such exercise, pay to the Company an amount sufficient to satisfy any applicable tax withholding obligations.

     (b) The Committee, in its sole discretion, may permit an optionee to satisfy all or a part of the withholding tax obligations incident to the exercise of an option by having the Committee withhold a portion of the shares that would otherwise be issuable to the optionee. Such shares shall be valued based on their fair market value on the date the tax withholding is required to be made. Any such share withholding with respect to an optionee subject to Section 16(a) of the Exchange Act shall be subject to such limitations as the Committee may impose to comply with the requirements of Section 16 of the Exchange Act.



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

XIV. Securities Law Compliance

     No shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws.


XV. Effective Date and Term of The Plan

     The 1994 Stock Option Plan shall become effective on January 1, 1994 subject to prior approval of the shareholders. No option shall be granted pursuant to this Plan after December 20, 2003. However, options theretofore granted may extend beyond that date in accordance with their terms and the provisions of the Plan.



































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